Exhibit 10.56

SEVENTH AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS AND SELECTED EXECUTIVES
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation (“Advance Auto Parts”), sponsors the Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives (the “Plan”) for the benefit of eligible Team Members and non-employee Directors; and
WHEREAS, pursuant to Section 9.1 of the Plan, the Compensation Committee of the Board of Directors of Advance Auto Parts may amend the Plan at any time; and
WHEREAS, it is the desire of the Company to amend the Plan for the following purposes:

•	To implement new favorable rules allowed under proposed Code Section 409A regulations; and

•	To change the valuation date for distributions to conform to the record keeper’s practice.

NOW, THEREFORE, in consideration of the foregoing, Section 5.5 of the Plan is hereby amended in the manner prescribed below, effective as of September 1, 2016.

Section 5.5ý    Designated Payment Date.

(a)	The designated date as of which the value of a Participant’s DSU Account is to be distributed, or shall commence being distributed, shall be as prescribed below.

(i)
The designated payment date with respect to a DSU Account to be distributed in a lump sum payment shall be the second business day of the month following the month in which occurs the event giving rise to the lump sum payment (or, if later, following the month in which occurs the final deferral with respect to the Deferral Election Agreement pertaining to the DSU Account is withheld from the Participant’s paycheck).

(ii)
In the case of distributions to be made to a Participant in the form of installment payments, the designated payment dates shall be the second business day of the month following the month in which occurs the event that gives rise to the payment, and each annual anniversary of that initial designated payment date.

(iii)
If a Participant dies prior to a payment event with respect to a DSU Account, the entire balance of such DSU Account will be paid to the Participant’s Beneficiary or Beneficiaries in a lump sum payment. If a Participant who is receiving installment payments dies before all payments have been made, all remaining amounts will be paid to the Participant's Beneficiary or Beneficiaries in a lump sum payment. Such payment will be made within the period prescribed in Section 5.5(c)(ii) below.

(iv)
The designated payment date with respect to a withdrawal due to an Unforeseeable Emergency pursuant to Section 5.9 below shall be the first day of the month following the month in which occurs the date as of which the withdrawal request is approved by the Plan Administration Committee.

(b)	For purposes of the administrative provisions of this Plan, a payment shall be treated as having been made upon the date specified under subsection (a) above if the payment is made:

(i)	On such date or a later date within the same calendar year; or

(ii)	If later, by the 15th day of the third calendar month following the date so specified.

(c)	Notwithstanding the foregoing, the rules below shall apply.

(i)
If the calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant (or the Participant’s estate), the payment will be treated as made upon the specified date if the payment is made during the first calendar year in which the payment is administratively practicable.

(ii)
A payment to be made to a Beneficiary upon the date of the death of a Participant, or upon the death of a Beneficiary who has become entitled to payment due to the Participant’s death, shall be made during the period ending on December 31 of the first calendar year following the calendar year during which the death occurs. The Beneficiary may designate the year of payment.

(ii)	For purposes of administrative convenience, payment may be made to a Participant no earlier than 30 days before the designated payment date prescribed in subsection (a) above.

(d)	In no event shall a Participant be permitted, directly or indirectly, to designate the taxable year of the distribution.

(e)
The amount to be distributed to a Participant or a Beneficiary shall be determined on the basis of the value of the applicable DSU Account as of the first business day of the month immediately preceding the designated payment date with respect to the distribution at issue.

Signature Page Follows

Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc., the undersigned hereby executes on behalf of the Compensation Committee this Seventh Amendment to the Advance Auto Parts, Inc. Deferred Stock Unit Plan.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
ADVANCE AUTO PARTS, INC.

By: _____________________________________________
Tammy Finley
Executive Vice President, Human Resources
and General Counsel
Advance Auto Parts, Inc.

Dated: _____________________________________, 2016